Exhibit 10.1.45


                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT, dated as of the 1st day of July, 2002, between CONSECO SERVICES, LLC, an Indiana limited liability company ("Company"), and Eugene M. Bullis ("Employee").

                                    RECITALS

         A. The services of Employee, and his managerial and professional experience, are of value to the Company.

         B. The Company and Employee have agreed to enter into this Employment Agreement ("Agreement").

                                    AGREEMENT

         In consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

         1. Employment. The Company hereby employs Employee and Employee hereby accepts employment upon the terms and conditions hereinafter set forth.

         2. Term. The effective date of this Agreement shall be July 1, 2002. Subject to the provisions for termination in Sections 7 and 10, the term of this Agreement shall be the period beginning July 1, 2002, and ending June 30, 2003 ("Initial Term"), and it shall be automatically renewed for one (1) additional year unless either party elects not to renew this Agreement by serving written notice of such intention not to renew on the other party at least 90 days prior to the expiration of the Initial Term.

         3. Duties. Employee is engaged by the Company in the capacity of Executive Vice President for Finance and Administration. Employee shall report to the President regarding the performance of his duties.

         4. Extent of Services. Employee, subject to the direction and control of the President, shall have the power and authority commensurate with his officer status and necessary to perform his duties hereunder. The Company agrees to provide to Employee such assistance and work accommodations as are suitable to the character of his positions with the Company and adequate for the performance of his duties. Employee shall devote his entire employable time, attention and best efforts to the business of the Company, and shall not, without the consent of the Company, during the term of his Agreement be actively engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Employee from serving on boards of professional, community, civic, education, charitable and corporate organizations on which he presently serves or may choose to serve or investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, and provided further that Employee may continue to serve on the board of directors of ManagedOps.com, Inc., provided that such service does not interfere

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with the performance of his duties under this Agreement. For purposes of this
Agreement, full-time employment shall be the normal work week for individuals in comparable officer positions with the Company.

         5. Compensation.

            (a) As compensation for services rendered during the term hereof, Employee shall receive a base salary ("Base Salary") of Five Hundred Thousand Dollars ($500,000) per year payable in equal installments in accordance with the Company's payroll procedure for its salaried employees. Salary payments and other payments under this Agreement shall be subject to withholding of taxes and other appropriate and customary amounts.

            (b) In addition to Base Salary, Employee may receive a bonus for the period ending December 31, 2002, and an additional bonus at the conclusion of the Initial Term on June 30, 2003, in such amounts as the Compensation Committee of Conseco, Inc., may approve upon the recommendation of the President, in each case not to exceed $250,000, based on his performance under this Agreement.

         6. Fringe Benefits.

            (a) Employee shall be entitled to participate in such existing employee benefit plans and insurance programs offered by the Company, or which it may adopt from time to time, for its executive management or supervisory personnel generally, in accordance with the eligibility requirements for participation therein. Nothing herein shall be construed so as to prevent the Company from modifying or terminating any employee benefit plans or programs, or employee fringe benefits, that it may adopt from time to time.

            (b) Employee shall be entitled to four (4) weeks vacation with pay for each year during the term hereof.

            (c) Employee may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all such reasonable expenses upon Employee's periodic presentation of an itemized account of such expenditures.

            (d) During the term of this Agreement, the Company shall at its expense maintain a term life insurance policy or policies on the life of Employee in the face amount of $500,000 payable to such beneficiary(ies) as Employee may designate.

         7. Disability. If Employee shall become physically or mentally disabled during the term of this Agreement to the extent that his ability to perform his duties and services hereunder is materially and adversely impaired, his Base Salary, bonus and other compensation provided herein shall continue while he remains employed by the Company; provided, that if such disability (as confirmed by competent medical evidence) continues for at least nine (9) consecutive months, the Company may terminate Employee's employment hereunder in which case the Company shall immediately pay Employee a lump sum payment equal to one-quarter of his annual Base Salary and, provided further, that no such lump sum payment shall be required if such disability arises primarily from: (a) chronic use of intoxicants, drugs or narcotics, or (b) intentionally self-inflicted injury or intentionally self-induced sickness.

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         8. Disclosure of Information. Employee acknowledges that in and as a result of his employment with the Company, he has been and will be making use of, acquiring and/or adding to confidential information of the Company of a special and unique nature and value. As a material inducement to the Company to enter into this Agreement and to pay to Employee the compensation stated in
Section 5, as well as any additional benefits stated herein, Employee covenants and agrees that he shall not, at any time during or following the term of his employment, directly or indirectly, divulge or disclose for any purpose whatsoever, any confidential information that has been obtained by or disclosed to him as a result of his employment with the Company and which the Company has taken appropriate steps to safeguard, except to the extent that such confidential information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of Employee, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, in which event Employee shall give prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order or confidential treatment, or (c) must be disclosed to enable Employee properly to perform his duties under this Agreement, in which event Employee shall give prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order or confidential treatment. Upon the termination of this Agreement, Employee shall return all materials obtained from or belonging to the Company which he may have in his possession or control.

         9. Covenant Against Solicitation. As a material inducement to the Company to enter into this Agreement and to pay to Employee the compensation stated in Section 5, as well as any additional benefits stated herein, and other good and valuable consideration, Employee covenants and agrees that throughout the period Employee remains employed hereunder and for six (6) months thereafter, Employee shall not, directly or indirectly, anywhere in the United States of America (i) solicit or attempt to convert to other insurance carriers, finance companies or other corporations, persons or other entities providing the same or similar products or services provided by the Company and/or its subsidiaries, any customers or policyholders of the Company, or any of its subsidiaries; or (ii) solicit for employment or employ any employee of the Company or any of its subsidiaries. Should any covenant or provision of this
Section 9 be held unreasonable or contrary to public policy for any reason, including, without limitation, the time period, geographical area, or scope of activity covered by any restrictive covenant or provision, the Company and Employee acknowledge and agree that such covenant or provision shall automatically be deemed modified such that the contested covenant or provision shall have the closest effect permitted by applicable law to the original form and shall be given effect and enforced as so modified to whatever extent would be reasonable and enforceable under applicable law.

         10. Termination.

            (a) Either the Company or Employee may terminate this Agreement at any time for any reason upon written notice to the other. This Agreement shall also terminate upon (i) the death of Employee, or (ii) termination by the Company after disability of Employee pursuant to Section 7.

            (b) In the event that this Agreement is terminated by the Company and such termination is not pursuant to the last sentence of (a) above or for "just cause" as defined in (d)

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below, then Employee shall be entitled to continue to receive his Base Salary and the Company-paid portion of his health and welfare benefits, less applicable taxes, during the remainder of the Initial Term. Such payments shall be in lieu of any other severance benefits to which Employee might otherwise be entitled.

            (c) In the event that this Agreement is terminated (i) by the Company for "just cause" as defined in (d) below, (ii) by Employee, or (iii) upon the death of Employee, Employee (or his estate) shall be entitled to receive Employee's Base Salary as provided in Section 5(a) accrued but unpaid as of the date of termination.

            (d) For purposes of this Agreement, "just cause" shall mean:

                (i) a material breach by Employee of this Agreement or willful malfeasance or fraud or dishonesty of a substantial nature in performing Employee's services on behalf of the Company, which is in any case willful and deliberate on Employee's part and committed in bad faith or without reasonable belief that such breach is in the best interests of the Company;

                (ii) Employee's use of alcohol or drugs which interferes with the performance of his duties hereunder or which compromises the integrity and reputation of the Company, its employees, and products;

                (iii) Employee's conviction by a court of law, or admission that he is guilty, of a felony or other crime involving moral turpitude;
            or

                (iv) Employee's absence from his employment other than as a result of Section 7 hereof, for whatever cause, for a period of more than one (1) month, without prior consent from the Company.

         11. Arbitration of Disputes; Injunctive Relief.

            (a) Except as provided in paragraph (b) below, any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by binding arbitration in the City of Indianapolis, Indiana, in accordance with the laws of the State of Indiana by three arbitrators, one of whom shall be appointed by the Company, one by Employee and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the Southern District of Indiana. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for Employee to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any and all of his rights under this Agreement, the Company shall pay (or Employee shall be entitled to recover from the Company, as the case may be) his reasonable attorneys' fees and costs and expenses in connection with the enforcement of any arbitration award in court, regardless of the final outcome, unless the arbitrators shall determine that under the

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circumstances recovery by Employee of all or a part of any such fees and costs and expenses would be unjust.

            (b) Employee acknowledges that a breach or threatened breach by Employee of Sections 8 or 9 of this Agreement would give rise to irreparable injury to the Company and that money damages would not be adequate relief for such injury. Notwithstanding paragraph (a) above, the Company and Employee agree that the Company may seek and obtain injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and/or permanent injunctions, in a court of proper jurisdiction to restrain or prohibit a breach or threatened breach of Section 8 or 9 of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Employee.

         12. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to his residence, in the case of Employee, or to the business office of its General Counsel, in the case of the Company.

         13. Waiver of Breach and Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement, and the remaining provisions of the Agreement shall continue to be binding and effective.

         14. Entire Agreement. This instrument contains the entire agreement of the parties and supersedes all prior agreements between them. This agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         15. Binding Agreement and Governing Law; Assignment Limited. This Agreement shall be binding upon and shall inure to the benefit of the parties and their lawful successors in interest (including, without limitation, Employee's estate, heirs and personal representatives) and shall be construed in accordance with and governed by the laws of the State of Indiana. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of July 1, 2002.

                                         CONSECO SERVICES, LLC


                                         By: /s/ William J. Shea
                                            ---------------------------------
                                            William J. Shea, President
                                            "Company"


                                             /s/ Eugene M. Bullis
                                            ---------------------------------
                                            Eugene M. Bullis
                                            "Employee"




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